Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL YEAR 2006 DILUTED EPS OF $1.68, ADJUSTED

DILUTED EPS OF $1.49 UP 18%

New Domestic Hotel Franchise Contracts Up 13% To A Record 720 For Full-Year 2006;

30 Contracts Executed For New Cambria Suites Brand In 2006

SILVER SPRING, Md. (February 13, 2007) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2006:

•

Diluted earnings per share (“EPS”) for full-year 2006 were $1.68, up 27% compared to $1.32 for full-year 2005; Diluted EPS for fourth quarter 2006 were $0.37, a 16% increase compared to $0.32 for the same period in 2005.

•

Adjusted diluted EPS for full-year 2006 were $1.49, an 18% increase compared to $1.26 for full-year 2005; Adjusted diluted EPS for fourth quarter 2006 were $0.36, up 13% compared to $0.32 reported in the same period of the prior year.

•

Operating income increased 16% to $166.6 million for full-year 2006, as compared to $143.8 reported in the same period of the prior year. Operating income for fourth quarter 2006 increased 10% to $39.9 million compared to $36.2 million reported for the same period in 2005.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2006 increased 15% to $176 million from $153 million in 2005. EBITDA for fourth quarter 2006 was $42.3 million, an increase of 10% compared to $38.5 million reported for the same period in 2005.

•

Franchising revenues and total revenues increased 14% for full-year 2006. Franchising revenues increased 10% and total revenues increased 18% for fourth quarter 2006 compared to the same period of the prior year.

•	New domestic hotel franchise contracts for full-year 2006 increased 13% to a record 720. Fourth quarter new domestic hotel franchise contracts increased 21% to 267 compared to fourth quarter 2005.

•	Domestic unit growth increased 4 percent for 2006.

•

Domestic system-wide revenue per available room (RevPAR) increased 6.1% for full-year 2006 and 3.7% for the fourth quarter. Domestic RevPAR for the company’s midscale without food and beverage brands increased approximately 9% for 2006 and approximately 6% for the fourth quarter of 2006.

•

The domestic hotel pipeline of hotels under construction, awaiting conversion or approved for development increased more than 43% to 860 hotels representing 66,238 rooms; the worldwide pipeline increased 35% to 930 hotels representing 72,555 rooms.

•	Thirty domestic hotel contracts executed for the new upscale Cambria Suites brand during 2006, with 43 executed since the brand was introduced in 2005.

“2006 was another strong year for Choice Hotels, as we saw significant growth in domestic franchise contracts for both new construction and conversion hotels,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “We are very pleased with Cambria Suites’ progress and the momentum we are seeing for the brand among hotel developers. For 2007 and beyond, our solid operating model, prudent management of our strong portfolio of ten brands, and continued focus on both new construction and conversion markets positions Choice for continued long-term growth.”

Outlook for 2007

The company’s first quarter 2007 diluted EPS is expected to be $0.23. The company expects full year 2007 diluted EPS of $1.59. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2007 is expected to be approximately $186 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2007;

•	RevPAR is expected to increase 2% for first quarter 2007 and 4% for full-year 2007;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2007;

•	All figures assume the existing share count and assume an effective tax rate of 36.25%;

•

All figures assume approximately $3.6 million ($0.03 diluted EPS) in first-quarter 2007 and $4.5 million ($0.04 diluted EPS) for full-year 2007, respectively, of severance costs related to the previously announced termination of certain executive officers.

Adjusted Net Income and Diluted EPS

Net income and diluted earnings per share for the three and twelve months ended December 31, 2006 include a reduction of income tax expense related to reversal of provisions for certain income tax contingencies of approximately $0.2 million and $12.8 million, respectively. Net income and diluted earnings per share for the twelve months ended December 31, 2006 also include a loss of approximately $0.3 million ($0.2 million, net of the related tax effect) related to the extinguishment of debt. Those items represent diluted EPS of $0.01 and $0.19, net, for the three and twelve months ended December 31, 2006, respectively. Adjusted diluted EPS and adjusted net income for the three and twelve months ended December 31, 2006 exclude these items.

Net income and diluted earnings per share for the twelve months ended December 31, 2005 include additional income tax expense of approximately $1.2 million related to the Company’s plan to repatriate approximately $23.5 million of foreign earnings pursuant to the American Jobs Creation Act. Net income and diluted earnings per share for the three and twelve months ended December 31, 2005 include a reduction of income tax expense related to the reversal of provisions for certain income tax contingencies of approximately $0.5 million and $4.9 million, respectively. Those items represent diluted EPS of less than $0.01, net, for the three months and $0.06, net, for the twelve months ended December 31, 2006. Adjusted diluted EPS and adjusted net income for the three and twelve months ended December 31, 2005 exclude these items.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders. This is primarily achieved through share repurchases and dividends.

For the twelve months ended December 31, 2006, the company paid $35.4 million of cash dividends to shareholders. The annual dividend rate per common share was increased 15% by the Board of Directors in September 2006 and is now $0.60.

The company has authorization to purchase up to an additional 5.1 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 33.6 million shares of its common stock for a total cost of $711.9 million through February 13, 2007. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 66.6 million shares at an average price of $10.69 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday, February 14, 2007 at 9:30 a.m. EST to discuss the company’s fourth quarter and full-year 2006 results. The call-in number to listen to the call is 1-877-209-0397. International callers should dial 612-332-0637. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com for those unable to listen to the call on February 14th. The call will also be available for replay beginning at 4:30 p.m. EST on February 14 and will be available until March 14 by calling 1-800-475-6701, access code 860608. International callers should dial 320-365-3844 and enter access code 860608.

Items Impacting Comparability

Acquisition of Suburban

During 2005, the company acquired Suburban Franchise Holding Company, Inc. (“Suburban”), which included 67 Suburban Extended Stay Hotel units open and operating in the United States. The results of operations for Suburban have been included in the company’s results of operations since September 28, 2005.

About Choice Hotels

Choice Hotels International franchises more than 5,300 hotels, representing more than 435,000 rooms, in the United States and more than 40 countries and territories. As of December 31, 2006, 860 hotels are under development in the United States, representing 66,238 rooms, and an additional 70 hotels, representing 6,317 rooms, are under development in more than 15 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. The company’s Form 10-K for the year ended December 31, 2005 details some of the important risk factors that you should review.

Statement Concerning Non-GAAP Financial Measurements

Adjusted net income, adjusted diluted EPS, franchising revenues, franchising margins, EBITDA, and free cash flows are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as net income, diluted earnings per share, total revenues, operating income, operating margins, and cash flows from operations. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

Anne Madison, Vice President, Corporate Communications

(301) 592-6723

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2007 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands, except per share amounts)	2006	2005	Variance		2006	2005	Variance
			$	%			$	%

REVENUES:
Royalty fees	$54,271	$49,120	$5,151	10%	$211,645	$187,340	$24,305	13%
Initial franchise and relicensing fees	9,530	8,717	813	9%	29,629	25,388	4,241	17%
Brand solutions	3,092	3,024	68	2%	13,945	13,382	563	4%
Marketing and reservation	74,307	58,629	15,678	27%	278,026	243,123	34,903	14%
Hotel operations	1,163	1,079	84	8%	4,505	4,293	212	5%
Other	1,345	1,416	(71)	(5)%	6,912	3,873	3,039	78%

Total revenues	143,708	121,985	21,723	18%	544,662	477,399	67,263	14%

OPERATING EXPENSES:
Selling, general and administrative	26,316	23,987	2,329	10%	87,112	78,250	8,862	11%
Depreciation and amortization	2,370	2,282	88	4%	9,705	9,051	654	7%
Marketing and reservation	74,307	58,629	15,678	27%	278,026	243,123	34,903	14%
Hotel operations	829	840	(11)	(1)%	3,194	3,225	(31)	(1)%

Total operating expenses	103,822	85,738	18,084	21%	378,037	333,649	44,388	13%

Operating income	39,886	36,247	3,639	10%	166,625	143,750	22,875	16%

OTHER INCOME AND EXPENSES:
Interest expense	2,807	4,031	(1,224)	(30)%	14,098	15,325	(1,227)	(8)%
Interest and other investment income	(942)	(134)	(808)	603%	(2,041)	(1,094)	(947)	87%
Equity in net income of affiliates	(315)	(182)	(133)	73%	(1,052)	(803)	(249)	31%
Loss on extinguishment of debt	—	—	—	NM	342	—	342	NM
Other	—	(3)	3	(100)%	—	(420)	420	(100)%

Total other income and expenses, net	1,550	3,712	(2,162)	(58)%	11,347	13,008	(1,661)	(13)%

Income before income taxes	38,336	32,535	5,801	18%	155,278	130,742	24,536	19%
Income taxes	13,707	10,983	2,724	25%	42,491	43,177	(686)	(2)%

Net income	$24,629	$21,552	$3,077	14%	$112,787	$87,565	$25,222	29%

Weighted average shares outstanding-basic	65,728	64,360			65,387	64,429

Weighted average shares outstanding-diluted	67,171	66,360			67,050	66,336

Basic earnings per share	$0.37	$0.33	$0.04	12%	$1.72	$1.36	$0.36	26%

Diluted earnings per share	$0.37	$0.32	$0.05	16%	$1.68	$1.32	$0.36	27%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands)	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Cash and cash equivalents	$35,841	$16,921
Accounts receivable, net	41,694	37,155
Deferred income taxes	1,790	2,616
Other current assets	7,757	6,308

Total current assets	87,082	63,000

Fixed assets and intangibles, net	144,124	150,376
Receivable — marketing fees	6,662	13,225
Investments, employee benefit plans, at fair value	31,529	23,337
Other assets	33,912	15,333

Total assets	303,309	265,271

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current portion of long-term debt	146	146
Other current liabilities	139,645	120,170

Total current liabilities	139,791	120,316

Long-term debt	172,390	273,972
Deferred compensation & retirement plan obligations	40,101	28,987
Other liabilities	13,407	9,172

Total liabilities	365,689	432,447

Total shareholders’ deficit	(62,380)	(167,176)

Total liabilities and shareholders’ deficit	$303,309	$265,271

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31,
(In thousands)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$112,787	$87,565

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,705	9,051
Gain on sale of assets	—	(386)
Provision for bad debts	(163)	391
Non-cash stock compensation and other charges	10,644	5,288
Loss on extinguishment of debt	342	—
Non-cash interest and other income	(1,576)	(294)
Dividends received from equity method investees	1,095	681
Equity in net income of affiliates	(1,052)	(803)

Changes in assets and liabilities, net of acquisitions:
Receivables	(3,007)	(2,415)
Receivable - marketing and reservation fees, net	19,049	19,393
Accounts payable	6,888	1,923
Accrued expenses and other	(7,631)	12,894
Income taxes payable	2,857	11,250
Deferred income taxes	(17,214)	(13,318)
Deferred revenue	15,036	8,822
Other assets	(1,724)	(2,040)
Other liabilities	7,892	(4,414)

NET CASH PROVIDED BY OPERATING ACTIVITIES*	153,928	133,588

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(7,707)	(11,504)
Acquisitions, net of cash acquired	(826)	(7,314)
Purchases of investments	(10,515)	(8,929)
Proceeds from sales of investments	3,728	3,539
Issuance of notes receivable	(2,433)	(2,667)
Collection of notes receivable	868	462
Proceeds from disposition of assets	—	2,811
Other items, net	(446)	(929)

NET CASH USED IN INVESTING ACTIVITIES	(17,331)	(24,531)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(146)	(150)
Net repayments pursuant to revolving credit facility	(101,500)	(55,129)
Debt issuance costs	(477)	(193)
Excess tax benefits from stock-based compensation	12,699	—
Purchase of treasury stock	(1,365)	(49,154)
Dividends paid	(35,386)	(30,241)
Proceeds from exercise of stock options	8,498	14,213

NET CASH USED IN FINANCING ACTIVITIES	(117,677)	(120,654)

Net change in cash and cash equivalents	18,920	(11,597)
Cash and cash equivalents at beginning of period	16,921	28,518

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,841	$16,921

*	Net cash provided by operating activities for the twelve months ended December 31, 2005 includes approximately $9.9 million of excess tax benefits related to stock-based compensation. Effective January 1, 2006, the Company began reporting these excess tax benefits as cash flows from financing activities as a result of the adoption of Statement of Financial Accounting Standards No. 123R “Accounting for Stock-Based Compensation”.

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Twelve Months Ended December 31, 2006			For the Twelve Months Ended December 31, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$73.08	63.0%	$46.06	$68.84	61.7%	$42.45	6.2%	130	bps	8.5%
Comfort Suites	82.93	67.0%	55.59	77.51	66.3%	51.36	7.0%	70	bps	8.2%
Sleep	66.44	62.4%	41.43	62.52	61.0%	38.16	6.3%	140	bps	8.6%

Midscale without Food & Beverage	74.18	63.7%	47.26	69.68	62.4%	43.51	6.5%	130	bps	8.6%

Quality	66.89	55.3%	37.01	64.86	54.6%	35.41	3.1%	70	bps	4.5%
Clarion	78.98	51.2%	40.41	74.62	52.5%	39.15	5.8%	-130	bps	3.2%

Midscale with Food & Beverage	69.76	54.3%	37.87	67.41	54.0%	36.41	3.5%	30	bps	4.0%

Econo Lodge	53.09	47.7%	25.31	50.95	48.2%	24.56	4.2%	-50	bps	3.1%
Rodeway	51.66	45.8%	23.66	49.91	46.7%	23.31	3.5%	-90	bps	1.5%

Economy	52.83	47.3%	24.99	50.78	48.0%	24.35	4.0%	-70	bps	2.6%

MainStay	67.26	69.4%	46.66	64.76	65.7%	42.54	3.9%	370	bps	9.7%

Total Domestic System*	$69.71	58.0%	$40.46	$66.24	57.6%	$38.15	5.2%	40	bps	6.1%

	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2005			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$73.14	63.5%	$46.46	$68.81	63.4%	$43.65	6.3%	10	bps	6.4%
Comfort Suites	82.35	66.1%	54.42	77.28	68.2%	52.70	6.6%	-210	bps	3.3%
Sleep	66.04	62.5%	41.29	62.68	62.0%	38.88	5.4%	50	bps	6.2%

Midscale without Food & Beverage	74.04	63.9%	47.30	69.68	64.1%	44.69	6.3%	-20	bps	5.8%

Quality	65.79	54.6%	35.89	63.47	55.1%	34.95	3.7%	-50	bps	2.7%
Clarion	78.38	51.0%	39.98	75.70	53.9%	40.80	3.5%	-290	bps	(2.0)%

Midscale with Food & Beverage	68.79	53.7%	36.91	66.57	54.8%	36.46	3.3%	-110	bps	1.2%

Econo Lodge	52.74	47.6%	25.10	50.83	47.9%	24.35	3.8%	-30	bps	3.1%
Rodeway	49.79	43.4%	21.61	48.01	44.7%	21.47	3.7%	-130	bps	0.7%

Economy	52.18	46.7%	24.38	50.37	47.3%	23.85	3.6%	-60	bps	2.2%

MainStay	66.91	72.8%	48.74	65.55	68.1%	44.64	2.1%	470	bps	9.2%

Total Domestic System*	$69.27	57.8%	$40.04	$65.99	58.5%	$38.60	5.0%	-70	bps	3.7%

*	Amounts exclude Suburban activity because comparable pre-acquisition data is not available

	For the Quarter Ended		For the Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
System-wide effective royalty rate	4.13%	4.08%	4.10%	4.08%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2006		December 31, 2005		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,415	110,877	1,428	111,598	(13)	(721)	(0.9)%	(0.6)%
Comfort Suites	433	33,976	411	32,251	22	1,725	5.4%	5.3%
Sleep	327	24,575	319	24,205	8	370	2.5%	1.5%

Midscale without Food & Beverage	2,175	169,428	2,158	168,054	17	1,374	0.8%	0.8%

Quality	736	72,054	660	66,316	76	5,738	11.5%	8.7%
Clarion	162	23,945	153	23,554	9	391	5.9%	1.7%

Midscale with Food & Beverage	898	95,999	813	89,870	85	6,129	10.5%	6.8%

Econo Lodge	816	49,679	805	49,763	11	(84)	1.4%	(0.2)%
Rodeway	233	14,168	180	11,051	53	3,117	29.4%	28.2%

Economy	1,049	63,847	985	60,814	64	3,033	6.5%	5.0%

MainStay	29	2,183	27	2,047	2	136	7.4%	6.6%
Suburban	60	7,984	65	8,568	(5)	(584)	(7.7)%	(6.8)%

Extended Stay	89	10,167	92	10,615	(3)	(448)	(3.3)%	(4.2)%

Domestic Franchises	4,211	339,441	4,048	329,353	163	10,088	4.0%	3.1%

International Franchises	1,165	97,944	1,162	97,703	3	241	0.3%	0.2%

Total Franchises	5,376	437,385	5,210	427,056	166	10,329	3.2%	2.4%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 6
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Twelve Months Ended December 31, 2006			For the Twelve Months Ended December 31, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	67	65	132	53	56	109	26%	16%	21%
Comfort Suites	98	3	101	89	5	94	10%	(40)%	7%
Sleep	58	1	59	55	2	57	5%	(50)%	4%

Midscale without Food & Beverage	223	69	292	197	63	260	13%	10%	12%

Quality	6	143	149	5	148	153	20%	(3)%	(3)%
Clarion	2	26	28	4	31	35	(50)%	(16)%	(20)%

Midscale with Food & Beverage	8	169	177	9	179	188	(11)%	(6)%	(6)%

Econo Lodge	1	80	81	4	85	89	(75)%	(6)%	(9)%
Rodeway	3	105	108	—	75	75	NM	40%	44%

Economy	4	185	189	4	160	164	0%	16%	15%

MainStay	9	1	10	14	—	14	(36)%	NM	(29)%
Suburban	14	8	22	—	—	—	NM	NM	NM

Extended Stay	23	9	32	14	—	14	64%	NM	129%

Cambria Suites	30	—	30	13	—	13	131%	NM	131%

Total Domestic System	288	432	720	237	402	639	22%	7%	13%

	For the Three Months Ended December 31, 2006			For the Three Months Ended December 31, 2005			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	29	22	51	18	16	34	61%	38%	50%
Comfort Suites	43	—	43	49	1	50	(12)%	(100)%	(14)%
Sleep	31	—	31	19	1	20	63%	(100)%	55%

Midscale without Food & Beverage	103	22	125	86	18	104	20%	22%	20%

Quality	1	43	44	1	36	37	0%	19%	19%
Clarion	1	4	5	2	16	18	(50)%	(75)%	(72)%

Midscale w/ Food & Beverage	2	47	49	3	52	55	(33)%	(10)%	(11)%

Econo Lodge	1	37	38	—	24	24	NM	54%	58%
Rodeway	1	32	33	—	28	28	NM	14%	18%

Economy	2	69	71	—	52	52	NM	33%	37%

MainStay	4	—	4	4	—	4	0%	NM	0%
Suburban	5	3	8	—	—	—	NM	NM	NM

Extended Stay	9	3	12	4	—	4	125%	NM	200%

Cambria Suites	10	—	10	5	—	5	100%	NM	100%

Total Domestic System	126	141	267	98	122	220	29%	16%	21%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	December 31, 2006 Units			December 31, 2005 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	56	124	180	41	85	126	15	37%	39	46%	54	43%
Comfort Suites	3	233	236	2	165	167	1	50%	68	41%	69	41%
Sleep Inn	—	123	123	1	88	89	(1)	-100%	35	40%	34	38%

Midscale without Food & Beverage	59	480	539	44	338	382	15	34%	142	42%	157	41%

Quality	76	10	86	54	12	66	22	41%	(2)	-17%	20	30%
Clarion	11	4	15	13	4	17	(2)	-15%	—	0%	(2)	-12%

Midscale with Food & Beverage	87	14	101	67	16	83	20	30%	(2)	-13%	18	22%

Econo Lodge	41	5	46	41	9	50	—	0%	(4)	-44%	(4)	-8%
Rodeway	66	3	69	35	—	35	31	89%	3	NM	34	97%

Economy	107	8	115	76	9	85	31	41%	(1)	-11%	30	35%

MainStay	—	33	33	1	29	30	(1)	-100%	4	14%	3	10%
Suburban	5	24	29	2	9	11	3	150%	15	167%	18	164%

Extended Stay	5	57	62	3	38	41	2	67%	19	50%	21	51%

Cambria Suites	—	43	43	—	12	12	—	NM	31	258%	31	258%

	258	602	860	190	413	603	68	36%	189	46%	257	43%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended December 31,		Year Ended December 31,
(dollar amounts in thousands)	2006	2005	2006	2005
Franchising Revenues:
Total Revenues	$143,708	$121,985	$544,662	$477,399
Adjustments:
Marketing and reservation revenues	(74,307)	(58,629)	(278,026)	(243,123)
Hotel Operations	(1,163)	(1,079)	(4,505)	(4,293)

Franchising Revenues	$68,238	$62,277	$262,131	$229,983

Franchising Margins:
Operating Margin:
Total Revenues	$143,708	$121,985	$544,662	$477,399
Operating Income	$39,886	$36,247	$166,625	$143,750

Operating Margin	27.8%	29.7%	30.6%	30.1%

Franchising Margin:

Franchising Revenues	$68,238	$62,277	$262,131	$229,983

Operating Income	$39,886	$36,247	$166,625	$143,750
Less: Hotel Operations	334	239	1,311	1,068

	$39,552	$36,008	$165,314	$142,682

Franchising Margins	58.0%	57.8%	63.1%	62.0%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2006	2005	2006	2005
Net Income	$24,629	$21,552	$112,787	$87,565
Adjustments:
Loss on Debt Extinguishment Costs	—	—	217	—
Resolution of Provisions for Income Tax Contingencies	(210)	(454)	(12,791)	(4,855)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation	—	—	—	1,192

Adjusted Net Income	$24,419	$21,098	$100,213	$83,902

Weighted average shares outstanding-diluted	67,171	66,360	67,050	66,336

Diluted Earnings Per Share	$0.37	$0.32	$1.68	$1.32
Adjustments:
Loss on Debt Extinguishment Costs	—	—	—	—
Resolution of Provisions for Income Tax Contingencies	(0.01)	(0.00)	(0.19)	(0.08)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation	—	—	—	0.02

Adjusted Diluted Earnings Per Share (EPS)	$0.36	$0.32	$1.49	$1.26

EBITDA Reconciliation

(in millions)	Q4 2006 Actuals	Q4 2005 Actuals	Year Ended December 31, 2006 Actuals	Year Ended December 31, 2005 Actuals	Full-Year 2007 Outlook*
Operating Income (per GAAP)	$39.9	$36.2	$166.6	$143.7	$176.2
Depreciation and amortization	2.4	2.3	9.7	9.1	9.8

Earnings before interest, taxes, depreciation & amortization (non-GAAP) (“EBITDA”)	$42.3	$38.5	$176.3	$152.8	$186.0

*	Full Year 2007 Operating income and EBITDA include approximately $4.5 million of severance costs related to the previously announced termination certain executive officers.